UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 27, 2008

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 27, 2008, William Davidheiser terminated his employment with Rainmaker Systems, Inc. (the “Company”) to pursue other personal business opportunities. Mr. Davidheiser was our Vice President of Engineering and one of the named executive officers identified in our Proxy Statement filed on April 15, 2008.

Section 8 – Other Events

Item 8.01 – Other Events.

On June 9, 2008, the Company hired Mark de la Vega, 48, to fill the newly created position of Senior Vice President of Products. Mr. de la Vega brings to Rainmaker a strong background in managing worldwide product and engineering organizations. His previous positions have included responsibilities as Executive Vice President for the On-Demand Division of Teletech Holdings Inc. from 2005—2007; President of the Clarify/CRM Division of Amdocs from 2003—2005; Vice President Product Development & General Manager for Amdocs from 2001 – 2003; Vice President Product Development & General Manager for Nortel Networks from 1999 – 2001; and Vice-President of Product Management for Bay Networks from 1998—1999. Mr. de la Vega’s base salary for 2008 is $230,000 and his target annual bonus for 2008 is approximately 43.5% of his base salary. Mr. de la Vega also is eligible to receive severance benefits of up to 3 months base salary in the event he is terminated without cause and otherwise as provided in his employment contract. A copy of Mr. de la Vega’s employment contract dated as of June 9, 2008, is filed herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Executive Employment Agreement dated as of June 9, 2008, by and among Rainmaker Systems, Inc. and Mark de la Vega.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

July 2, 2008	/s/ Steve Valenzuela
Date	(Signature)
	By:	Steve Valenzuela
	Title:	Chief Financial Officer